Exhibit 5.1


                        [Goodwin Procter LLP Letterhead]


                                                                   June 19, 2009


Anika Therapeutics, Inc.
32 Wiggins Avenue
Bedford, Massachusetts 01730

        Re: Securities Being Registered under Registration Statement on Form S-8
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Ladies and Gentlemen:

         This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof relating to an aggregate of 850,000 shares (the "Shares") of Common Stock, $0.01 par value per share, of Anika Therapeutics, Inc., a Massachusetts corporation (the "Company"), that may be issued pursuant to the Company's Amended and Restated 2003 Stock Option and Incentive Plan (the "Plan").

         We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

         The opinion expressed below is limited to Massachusetts law.

         For purposes of the opinion expressed below, we have assumed that a sufficient number of authorized but unissued shares of the Company's Common Stock will be available for issuance when the Shares are issued.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                                    Very truly yours,

                                                    /S/ GOODWIN PROCTER LLP

                                                    GOODWIN PROCTER LLP